UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 08, 2022

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	333-255908	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Market Street
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 8, 2022, LINKBANCORP, Inc. (the “Company”), the holding company for The Gratz Bank (the “Bank”), entered into Subordinated Note Purchase Agreements (the “Agreements”) with certain institutional accredited investors (the “Purchasers”) and, pursuant to the Agreements, issued to the Purchasers $20.0 million in aggregate principal amount of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes were offered and sold in a private placement in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Purchasers included Residential Warranty Company, LLC, which purchased $7 million in principal amount of the Notes and which is controlled by George Parmer, a director of the Company.

The Company intends to use the net proceeds from the issuance and sale of the Notes to enhance the Bank’s capital to support continued growth and for general corporate purposes. The Notes are intended to qualify at the holding company level as Tier 2 capital under the capital guidelines of the Federal Reserve Board.

The Notes, which mature on April 15, 2032, bear interest at a fixed annual rate of 4.50% for the period up to but excluding April 15, 2027 (the “Fixed Interest Rate Period”). From and including April 15, 2027 until maturity or redemption (the “Floating Interest Rate Period”), the interest rate will adjust to a floating rate equal to a benchmark rate, which is expected to be the then-current three-month Secured Overnight Financing Rate (SOFR), plus 203 basis points. The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly during the Floating Interest Rate Period. The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Notes before the fifth anniversary of the issuance date.

The Agreements and Notes contain customary subordination provisions, representations and warranties, covenants, and events of default.

The foregoing description of the Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements and the form of the Notes, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The discussion under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On April 11, 2022, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.
4.1 Form of 4.50% Fixed-to-Floating Rate Subordinated Note due 2032 of LINKBANCORP, Inc.
10.1 Form of Subordinated Note Purchase Agreement, dated as of April 8, 2022, by and between LINKBANCORP, Inc. and the several Purchasers
99.1 Press Release dated April 11, 2022
104 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	April 11, 2022	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President